Exhibit 99.1
    NEWS RELEASE

For more information, contact:
Allen Muhich
Chief Financial Officer
503-615-1616
allen.muhich@radisys.com

RADISYS RETURNS TO NON-GAAP PROFITABILITY

HILLSBORO, OR - November 6, 2014 - Radisys Corporation (NASDAQ: RSYS), a market leader providing wireless infrastructure solutions for telecom, aerospace and defense applications, announced third quarter 2014 revenues of $50.8 million and a GAAP net loss of $4.5 million or $0.12 per diluted share. Third quarter non-GAAP profit was $0.7 million or $0.02 per diluted share.

Commenting on third quarter financial and business highlights, Brian Bronson, Radisys President and Chief Executive Officer stated, “As we continue the transformation of Radisys, I’m pleased we met the guidance set in August and returned the company to non-GAAP profitability. Our continued progress in driving our strategy combined with a relentless focus on improving operational efficiencies and reducing cost have yielded steadily improving financial results over the prior four quarters.

•	Q3 Revenue increased sequentially with improvement in Software-Solutions revenue enabled primarily by Media Resource Function (MRF) deployments in support of Voice over LTE applications.

•
During the quarter, we announced several next generation platforms products as well as our innovative FlowEngine software, which enables wire-speed packet classification and load balancing. Taken together, we are uniquely positioned to capitalize on telecom’s shift towards software defined networking and network function virtualization architectures.

◦	In October, a large North American carrier placed their first lab order for product that incorporates these advanced capabilities. We expect to ship these units in the first half of 2015.

•
We have 30+ MRF trials in support of both Voice over LTE (VoLTE) and WebRTC deployments that leverage our media processing expertise with either our full media processing platform or our virtualized software-only MRF. These trials continue to progress well with certain customers preparing for 2014 and 2015 network deployments.

•
GAAP R&D and SG&A expense was $16.2 million, with non-GAAP expense of $15.5 million at its lowest level in eight years. This lower spending level has been enabled by efficiency gains and continues to support the investment necessary to drive our long-term strategy.

•
Our contract manufacturing transition, which in large part was completed at the end of September, is expected to result in approximately $6 million in annual cost of goods sold savings or approximately 3 gross margin points as we exit 2014.

•	Inventory decreased sequentially by nearly $3.0 million to $17.0 million and represents over a 30% reduction from the end of 2013. We expect to further reduce inventory during the fourth quarter.

•	Cash and cash equivalents were $31.9 million at the end of the third quarter.”

Fourth Quarter Outlook

•	Fourth quarter revenue is expected between $47 million and $53 million.

•	Non-GAAP gross margin in the fourth quarter is expected between 36% and 39% of sales and non-GAAP R&D and SG&A expenses are expected to approximate $16 million.

•	Fourth quarter non-GAAP earnings are expected to range from breakeven to a profit of $0.12 per share and our cash balance in the quarter is expected to remain relatively unchanged.

Mr. Bronson continued, “Over the last two years we have made significant strategic progress in our core focus areas and have significantly improved the operational execution of the company. At the same time, we have simplified and dramatically reduced our cost structure by nearly 40%. All of these actions combined to enable us to return to non-GAAP profitability in the third quarter and moving forward.”

Conference Call and Webcast Information

Radisys will host a conference call on Thursday, November 6, 2014 at 5:00 p.m. ET to discuss its third quarter 2014 results and financial outlook.

To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 24800971.  The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on November 20, 2014. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 24800971.  A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, financial outlook and expectations for the fourth quarter 2014 and statements related to expense savings or reductions, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company's dependence on certain customers and high degree of customer concentration, (b) the Company's use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, (c) the anticipated amount and timing of revenues from design wins due to the Company's customers' product development time, cancellations or delays, (d) matters affecting the embedded system industry, including changes in industry standards, changes in customer requirements and new product introductions, (e) actions by regulatory authorities or other third parties, (f) cash generation, (g) changes in tariff and trade policies and other risks associated with foreign operations, (h) fluctuations in currency exchange rates, (i) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (j) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2013, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of November 6, 2014. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges (reversals), net, (d) non-cash income tax expense, and (e) gain on life insurance asset. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses

(resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About Radisys

Radisys (NASDAQ: RSYS) is a market leader enabling wireless infrastructure solutions for telecom, aerospace, and defense applications. Radisys' market-leading ATCA, MRF (Media Resource Function), COM Express, and Network Appliance platforms coupled with Trillium Software and services enable customers to bring high-value products and services to market faster with lower investment and risk.

Radisys® and Trillium® are registered trademarks of Radisys.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues	$50,805	$54,109	$144,568	$187,725
Cost of sales:
Cost of sales	34,052	37,874	100,551	127,936
Amortization of purchased technology	2,056	2,069	6,165	6,504
Gross margin	14,697	14,166	37,852	53,285
Operating expenses:
Research and development	7,657	11,456	24,484	35,011
Selling, general and administrative	8,554	10,522	27,103	31,145
Intangible assets amortization	1,260	1,303	3,817	3,911
Restructuring and other charges, net	1,329	2,881	3,444	4,037
Loss from operations	(4,103)	(11,996)	(20,996)	(20,819)
Interest expense	(317)	(300)	(949)	(913)
Other income, net	463	200	799	573
Loss before income tax expense	(3,957)	(12,096)	(21,146)	(21,159)
Income tax expense	512	624	1,968	2,230
Net loss	$(4,469)	$(12,720)	$(23,114)	$(23,389)

Net loss per share:
Basic	$(0.12)	$(0.44)	$(0.68)	$(0.82)
Diluted	$(0.12)	$(0.44)	$(0.68)	$(0.82)
Weighted average shares outstanding
Basic	36,332	28,931	34,097	28,692
Diluted	36,332	28,931	34,097	28,692

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$31,938	$25,482
Accounts receivable, net	43,860	41,359
Inventories and inventory deposit, net	17,046	25,409
Other current assets	10,327	8,443
Total current assets	103,171	100,693
Property and equipment, net	10,597	14,854
Intangible assets, net	46,529	56,510
Other assets, net	3,541	4,128
Total assets	$163,838	$176,185

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$31,559	$35,081
Deferred revenue	6,124	8,167
Other accrued liabilities	13,044	15,525
Line of credit	10,000	15,000
Convertible senior notes	18,000	—
Total current liabilities	78,727	73,773
Convertible senior notes	—	18,000
Other long-term liabilities	3,132	3,276
Total liabilities	81,859	95,049
Shareholders' equity:
Common stock	333,281	309,370
Accumulated deficit	(252,204)	(229,090)
Accumulated other comprehensive income	902	856
Total shareholders’ equity	81,979	81,136
Total liabilities and shareholders’ equity	$163,838	$176,185

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	$(4,469)	$(12,720)	$(23,114)	$(23,389)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Depreciation and amortization	5,021	5,480	15,357	16,586
Stock-based compensation expense	778	1,639	3,359	3,761
Write-off of purchased computer software	—	—	—	2,868
Net gain from sale of software assets	—	—	—	(1,532)
Other	44	(87)	3,614	58
Changes in operating assets and liabilities:
Accounts receivable	(1,767)	3,272	(2,332)	9,943
Inventories	1,841	(1,066)	6,179	2,027
Other receivables	3,784	164	(3,312)	395
Accounts payable	(3,071)	101	(3,391)	(4,860)
Deferred revenue	(6,379)	1,070	(2,043)	(1,673)
Other operating assets and liabilities	2,568	952	(1,289)	(279)
Net cash (used in) provided by operating activities	(1,650)	(1,195)	(6,972)	3,905
Cash flows from investing activities:
Capital expenditures	(584)	(965)	(1,861)	(4,343)
Proceeds from sale of software assets	—	25	—	1,107
Net cash used in investing activities	(584)	(940)	(1,861)	(3,236)
Cash flows from financing activities:
Borrowings (payments) on line of credit	—	—	(5,000)	15,000
Repayment of convertible senior notes	—	—	—	(16,919)
Proceeds from issuance of common stock	61	208	21,081	626
Other financing activities, net	(250)	(370)	(551)	(783)
Net cash provided by (used in) financing activities	(189)	(162)	15,530	(2,076)
Effect of exchange rate changes on cash and cash equivalents	(245)	(70)	(241)	(216)
Net increase (decrease) in cash and cash equivalents	(2,668)	(2,367)	6,456	(1,623)
Cash and cash equivalents, beginning of period	34,606	33,926	25,482	33,182
Cash and cash equivalents, end of period	$31,938	$31,559	$31,938	$31,559

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2014		2013		2014		2013
North America	$17,730	34.9%	$21,975	40.6%	$54,164	37.5%	$79,189	42.2%
Asia Pacific	21,303	41.9	19,257	35.6	54,398	37.6	65,211	34.7
Europe, the Middle East and Africa	11,772	23.2	12,877	23.8	36,006	24.9	43,325	23.1
Total	$50,805	100.0%	$54,109	100.0%	$144,568	100.0%	$187,725	100.0%

REVENUES BY PRODUCT GROUP
(In thousands, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2014		2013		2014		2013
ATCA Platforms	$20,736	40.8%	$27,744	51.3%	$66,894	46.3%	$94,284	50.2%
Software-Solutions	11,620	22.9	9,563	17.7	29,861	20.6	33,824	18.0
COM Express and Rackmount Server	15,923	31.3	13,380	24.7	39,840	27.6	42,225	22.5
Other Products	2,526	5.0	3,422	6.3	7,973	5.5	17,392	9.3
Total Revenues	$50,805	100.0%	$54,109	100.0%	$144,568	100.0%	$187,725	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2014		2013		2014		2013

GROSS MARGIN:
GAAP gross margin	$14,697	28.9%	$14,166	26.2%	$37,852	26.2%	$53,285	28.4%
(a) Amortization of acquired intangible assets	2,056		2,069		6,165		6,504
(b) Stock-based compensation	44		167		326		408
(c) Restructuring and other charges, net	—		—		—		—
Non-GAAP gross margin	$16,797	33.1%	$16,402	30.3%	$44,343	30.7%	$60,197	32.1%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$7,657	15.1%	$11,456	21.2%	$24,484	16.9%	$35,011	18.7%
(b) Stock-based compensation	131		361		684		844
Non-GAAP research and development	$7,526	14.8%	$11,095	20.5%	$23,800	16.5%	$34,167	18.2%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$8,554	16.8%	$10,522	19.4%	$27,103	18.7%	$31,145	16.6%
(b) Stock-based compensation	603		1,111		2,349		2,509
Non-GAAP selling, general and administrative	$7,951	15.7%	$9,411	17.4%	$24,754	17.1%	$28,636	15.3%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(4,103)	(8.1)%	$(11,996)	(22.2)%	$(20,996)	(14.5)%	$(20,819)	(11.1)%
(a) Amortization of acquired intangible assets	3,316		3,372		9,982		10,415
(b) Stock-based compensation	778		1,639		3,359		3,761
(c) Restructuring and acquisition-related charges, net	1,329		2,881		3,444		4,037
Non-GAAP income (loss) from operations	$1,320	2.6%	$(4,104)	(7.6)%	$(4,211)	(2.9)%	$(2,606)	(1.4)%

NET INCOME (LOSS):
GAAP net loss	$(4,469)	(8.8)%	$(12,720)	(23.5)%	$(23,114)	(16.0)%	$(23,389)	(12.5)%
(a) Amortization of acquired intangible assets	3,316		3,372		9,982		10,415
(b) Stock-based compensation	778		1,639		3,359		3,761
(c) Restructuring and acquisition-related charges, net	1,329		2,881		3,444		4,037
(d) Income taxes	93		233		689		1,206
(e) Gain on life insurance asset	(361)		—		(361)		—
Non-GAAP net income (loss)	$686	1.4%	$(4,595)	(8.5)%	$(6,001)	(4.2)%	$(3,970)	(2.1)%

GAAP weighted average diluted shares	36,332		28,931		34,097		28,692
Escrow shares	—		—		—		—
Dilutive equity awards included in
non-GAAP earnings per share	524		—		—		—
Non-GAAP weighted average diluted shares	36,856		28,931		34,097		28,692
GAAP net loss per share (diluted)	$(0.12)		$(0.44)		$(0.68)		$(0.82)
Non-GAAP adjustments detailed above	0.14		0.28		0.50		0.68
Non-GAAP net income (loss) per share (diluted)	$0.02		$(0.16)		$(0.18)		$(0.14)

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	December 31, 2014
	Low End	High End
GAAP net loss	$(4.8)	$(0.7)
(a) Amortization of acquired intangible assets	3.4	3.4
(b) Stock-based compensation	0.8	0.8
(c) Restructuring and acquisition-related charges, net	0.6	0.6
(d) Income taxes	0.2	0.2
Total adjustments	5.0	5.0
Non-GAAP net income	$0.2	$4.3

GAAP weighted average shares	36,600	36,600
Non-GAAP adjustments	500	2,600
Non-GAAP weighted average shares (diluted) (I)	37,100	39,200

GAAP net loss per share	$(0.13)	$(0.02)
Non-GAAP adjustments detailed above	0.13	0.14
Non-GAAP net income per share (diluted) (I)	$0.00	$0.12

(I)
For the three months ended December 31, 2014 the diluted earnings per share calculation at the high end of the guidance range includes the effects of the Company’s 2015 convertible senior notes of 2.1 million shares and the add-back of associated interest expense of $0.2 million.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
December 31, 2014
GAAP	34.0%
(a) Amortization of acquired intangible assets	3.4
(b) Stock-based compensation	0.1
Non-GAAP	37.5%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
December 31, 2014
GAAP	$16.7
(b) Stock-based compensation	(0.7)
Non-GAAP	$16.0

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.

(e) Gain on life insurance asset: Includes a death benefit received from life insurance assets which were a component of the Company's deferred compensation plan. This transaction is not part of the Company's ordinary course of business and therefore has been excluded from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.